EXHIBIT B

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, Ronald N. Tutor, the Ronald N. Tutor Separate Property Trust and the Ronald N. Tutor 2009 Dynasty Trust, hereby each make, constitute and appoint Ronald N. Tutor as our agent and attorney-in-fact for the purpose of:

(1)
executing for and on behalf of the undersigned, in our personal capacities, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") or the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities of Tutor Perini Corporation, a Massachusetts corporation (“Tutor Perini”);

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report on Schedule 13G or Schedule 13D, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Tutor Perini assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 13(d) of the Act.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such individual is no longer required to file reports on Schedule 13D or Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by Tutor Perini, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 18th day of March, 2010.

/s/ Ronald N. Tutor
RONALD N. TUTOR

RONALD N. TUTOR SEPARATE PROPERTY TRUST

/s/ Ronald N. Tutor
BY:  RONALD N. TUTOR
ITS:  TRUSTEE

RONALD N. TUTOR 2009
DYNASTY TRUST

/s/ John D. Barrett
BY:  JOHN D. BARRETT
ITS:  TRUSTEE